                                                                     EXHIBIT 4.1

     NUMBER                                                                UNITS
U-
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  SEE REVERSE FOR
CERTAIN DEFINITIONS    KBL HEALTHCARE ACQUISITION CORP. II

                                                                           CUSIP

         UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
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is the owner of                                                           Units.
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Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of KBL Healthcare Acquisition Corp. II, a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on
____________, 2009, or earlier upon redemption (the "Expiration Date"). The
Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the
Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and
are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.
Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the
facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

---------------------------[KBL HEALTHCARE LOGO OMITTED]------------------------
     Chairman of the Board                              Secretary

                       KBL HEALTHCARE ACQUISITION CORP. II

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -  as tenants in common                         UNIF GIFT MIN ACT      Custodian
                                                                                  ------          --------
         TEN ENT -  as tenants by the entireties                                  (Cust)           (Minor)
         JT TEN -   as joint tenants with right of survivorship           under Uniform Gifts to Minors
                    and not as tenants in common                          Act
                                                                              -----------------
                                                                                  (State)

Additional Abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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-------------------------------------------------------------------------- Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

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to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
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                             NOTICE: The signature to this assignment must
                                     correspond with the name as written upon
                                     the face of the certificate in every
                                     particular, without alteration or
                                     enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).